SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-12

FFD FINANCIAL CORPORATION
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FFD FINANCIAL CORPORATION

321 North Wooster Avenue

Dover, Ohio 44622

(330) 364-7777

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on October 20, 2009

The 2009 Annual Meeting of Shareholders of FFD Financial Corporation (“FFD”) will be held at the Toland-Herzig Monarch Center, 831 Boulevard, Dover, Ohio 44622, on October 20, 2009, at 1:00 p.m. local time for the following purposes, all of which are more thoroughly described in the accompanying Proxy Statement:

1.	To elect three directors of FFD to serve for two-year terms expiring in 2011; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournments.

Only FFD shareholders of record at the close of business on September 1, 2009, are entitled to receive notice of, and vote at, the Annual Meeting and at any adjournment of the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to read the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Submitting a proxy does not affect your right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors

/s/ Trent B. Troyer

Dover, Ohio	Trent B. Troyer
September 21, 2009	President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 20, 2009

The Proxy Statement, Form 10-K for the year ended June 30, 2009, and the 2009 Annual Report to Shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=102329.

FFD FINANCIAL CORPORATION

321 North Wooster Avenue

Dover, Ohio 44622

(330) 364-7777

PROXY STATEMENT

PROXIES

The Board of Directors of FFD Financial Corporation (“FFD,” “we” or “us”) is soliciting the enclosed proxy for use at our 2009 Annual Meeting of Shareholders and at any adjournments thereof. The Annual Meeting will be held at the Toland-Herzig Monarch Center, 831 Boulevard, Dover, Ohio 44622, on October 20, 2009, at 1:00 p.m. local time. To obtain directions to attend the Annual Meeting, please contact us at (330) 364-7777. Whether or not you plan to attend, please ensure that your shares are voted at the Annual Meeting by signing, dating and returning the enclosed proxy. We will not use the proxy for any other meeting.

You may revoke your proxy by either: (i) submitting a written revocation or a later-dated proxy which is received by us before your proxy is exercised, or (ii) attending the Annual Meeting and either revoking your proxy in open meeting or voting in person before your proxy is exercised. Attending the Annual Meeting will not, by itself, revoke your proxy. Any written revocation or later dated proxy should be submitted to our Secretary at 321 North Wooster Avenue, Dover, Ohio 44622.

Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as directed by the shareholder or, in the absence of specific instructions to the contrary, will be voted:

FOR the election of Richard A. Brinkman, Stephen G. Clinton and Leonard L. Gundy to serve as directors of FFD for two-year terms expiring in 2011.

Only our shareholders of record at the close of business on September 1, 2009, are entitled to notice of, and to vote at, the Annual Meeting. According to our records, as of September 1, 2009 there were 1,009,906 votes entitled to be cast at the Annual Meeting.

We are first mailing this Proxy Statement and the enclosed proxy to our shareholders on or about September 21, 2009.

Our directors, officers and employees and those of our subsidiary, First Federal Community Bank (“First Federal”), may, for no additional compensation, solicit proxies in person or by telephone, telegraph, mail, facsimile or e-mail for use only at the Annual Meeting. We will pay the costs of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy and will pay all other costs incurred in the solicitation of proxies by our Board; however, we will not pay any Internet or phone usage charges incurred by shareholders who hold our shares in “street name” and appoint their proxies electronically or by telephone.

REQUIRED VOTE

You are entitled to cast one vote for each share you owned on September 1, 2009. Under Ohio law and our Code of Regulations, the three director nominees who receive the greatest number of votes will be elected to the Board.

If you hold your shares in “street name,” you should review the information provided to you by your broker or other nominee. This information will describe the procedures you must follow to instruct your broker how to vote shares that you hold in street name and how to revoke voting instructions previously given to your broker.

If you hold your shares in street name and do not instruct your broker how to vote your shares, brokers have the authority, under applicable rules of the self-regulatory organizations of which they are members to vote your shares in their discretion on certain routine matters. The election of directors is considered routine. Proxies signed and submitted by brokers which have not been voted are referred to as “broker non-votes.” Broker non-votes and proxies as to which the authority to vote is withheld are counted toward the establishment of a quorum for the Annual Meeting, but are not counted toward the election of directors. Because the election of directors is a routine matter, we do not expect to receive many broker non-votes.

If you sign and date a proxy but do not specify how it is to be voted, it will be voted FOR the election of the three nominees.

OWNERSHIP OF FFD SHARES

The following table provides certain information about the number of our common shares beneficially owned as of September 1, 2009, by our directors and executive officers.

Name (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Richard A. Brinkman, Jr.	2,000 (4)	0.20
Stephen G. Clinton	23,277 (5)	2.30
Leonard L. Gundy	11,496 (6)	1.13
David W. Kaufman	1,000 (7)	0.10
Enos L. Loader	13,624 (8)	1.35
Robert D. Sensel	32,500 (9)	3.22

Name (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Trent B. Troyer	25,177 (10)	2.49
Scott C. Finnell	13,149 (11)	1.30
All directors and executive officers of FFD as a group (10 persons)	185,646 (12)	17.98

(1)

Each of the persons listed on this table may be contacted at our address at 321 North Wooster Avenue, Dover, Ohio 44622.

(2)

All shares are directly owned with sole voting or investment power unless otherwise indicated.

(3)

Assumes a total of 1,009,906 of our shares outstanding, plus the number of shares the person or group has the right to acquire within 60 days.

(4)

Includes 1,000 shares as to which Mr. Brinkman has shared voting and investment power as trustee of a family trust and 1,000 shares held jointly with his spouse.

(5)

Includes 1,850 shares held jointly with Mr. Clinton’s spouse.

(6)

Includes 8,945 shares that may be acquired upon the exercise of options awarded under the 2002 Stock Option Plan for Non-Employee Directors.

(7)

Consists of shares held as trustee of the David W. Kaufman Living Trust.

(8)

Includes 1,000 shares held jointly with Mr. Loader’s spouse.

(9)

Includes 10,000 shares held by Mr. Sensel’s spouse.

(10)

Includes 2,800 shares that may be acquired upon the exercise of options awarded under the FFD Financial Corporation 1996 Stock Option and Incentive Plan (the “1996 Plan”) and 17,947 shares held in the FFD Financial Corporation Employee Stock Ownership Plan (the “ESOP”).

(11)

Includes 2,000 shares that may be acquired upon the exercise of options awarded under the 1996 Plan and 8,049 shares held in the ESOP.

(12)

Includes 22,865 shares that may be acquired in the next 60 days upon the exercise of options and 54,449 shares held in the ESOP. None of these shares are pledged as security.

The following table sets forth certain information about the only persons we knew to beneficially own more than five percent of our outstanding common shares as of September 1, 2009.

Name and Address	Shares Beneficially Owned	Percent of Class
FFD Financial Corporation Employee Stock Ownership Plan First Bankers Trust Services, Inc. 1201 Broadway Quincy, Illinois 62301	123,155 (1)	12.19
Robert R. Gerber 321 North Wooster Ave. Dover, Ohio 44622	56,423 (2)	5.59

(1)

All shares have been allocated to the accounts of ESOP participants. First Bankers Trust Services, Inc., the ESOP trustee, has voting power over allocated shares for which participants do not give the trustee voting instructions, and has limited investment power over all shares held in the ESOP.

(2)

Mr. Gerber has sole voting power over 26,174 shares he directly owns and shared voting power over 5,000 shares held jointly with his spouse. Also included are 25,074 shares held in the ESOP and 175 shares that Mr. Gerber may acquire upon the exercise of stock options.

ELECTION OF DIRECTORS

Our Board takes a critical role in guiding our strategic direction and overseeing our management. Our Board is divided into two classes comprised of three directors each, with each director elected to serve a two-year term.

Pursuant to the Nominating Committee’s recommendation, the Board proposes the election of the following persons, all of whom currently serve as directors of FFD, to serve as directors of FFD until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified:

Name	Age	Director of FFD Since
Richard A. Brinkman, Jr.	54	2003
Stephen G. Clinton	56	1996
Leonard L. Gundy	60	2002

Richard A. Brinkman, Jr. is the Chief Executive Officer and Regional President of Tuscarawas County AAA, a position he has held since 1993. Mr. Brinkman is also the Chairman of the Ohio Conference of AAA Clubs, Vice Chair of the Tuscarawas County Port Authority and is involved in several other community and civic organizations.

Stephen G. Clinton is President and a director of Capital Market Securities, Inc., a brokerage firm located in Kent, Ohio and, until 2004, served as Vice President of Young &

Associates, a financial institution consulting and capital markets firm also located in Kent. Prior to joining Capital Market Securities in 2001, Mr. Clinton was a principal of Tucker Anthony Capital Markets, an investment banking firm headquartered in Boston, Massachusetts, providing assistance to financial institutions in their implementation of capital strategies, and the President of National Capital Companies, LLC, an investment banking firm.

Leonard L. Gundy is President of Benchmark Construction, Inc. located in New Philadelphia, Ohio. Mr. Gundy has served as President of Benchmark Construction, formerly Gundy Construction, Inc., since 1967.

If any nominee is unable to stand for election, any proxies granting authority to vote for that nominee will be voted for the substitute nominee, if any, recommended by the Board.

Your Board of Directors recommends that you vote FOR the election of the foregoing nominees.

The following directors will continue to serve after the Annual Meeting until their terms expire in 2009 and until their successors are duly elected and qualified.

Name	Age	Director of FFD Since
David W. Kaufman	59	2007
Enos L. Loader	72	1998
Robert D. Sensel	64	1996

David W. Kaufman has served as the President of Dave Kaufman Realty, Inc., a real estate and auction company located in Sugarcreek, Ohio, since 1991. Mr. Kaufman has been an auctioneer since 1971, has held his real estate brokerage license since 1975, and is also a licensed residential real estate appraiser. Mr. Kaufman served on the boards of CSB Bancorp, Inc. and its subsidiary, The Commercial & Savings Bank, in Millersburg, Ohio from 1988 until 2001. Mr. Kaufman is involved with the Ohio Association of Realtors, National Association of Realtors, Ohio Association of Auctioneers, National Association of Auctioneers, Gideons International and Sharon Mennonite Church.

Enos L. Loader was employed by Bank One Dover N.A. for 38 years, retiring in 1998 as Executive Vice President and Chief Operating Officer. Since 1998 Mr. Loader has provided independent business consulting services.

Robert D. Sensel has been President, Chief Executive Officer and a director of Dover Hydraulics, Inc., Dover, Ohio, since 1984. Dover Hydraulics is involved in the manufacture, repair and distribution of hydraulic cylinders and components for the steel, construction and mining industries.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that each of our directors is an “independent director” under the independence standards of The NASDAQ Stock Market. In determining the independence of our directors, the Board concluded that there are no relationships between such persons and FFD or First Federal that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director. In making its independence determination, the Board determined that there are no relationships or transactions between FFD or First Federal and our independent directors that could affect a director’s independence but that are not required to be disclosed under Item 404 of SEC Regulation S-K.

Meetings of the Board and Committees

Our Board met 13 times for regularly scheduled and special meetings during the fiscal year ended June 30, 2009, as did First Federal’s board of directors. We have a standing Audit Committee and Nominating Committee. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and meetings of the Board committees on which he served during the last fiscal year.

Audit Committee. Our Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is responsible for selecting and engaging our independent registered public accounting firm and for overseeing our financial reporting process. The Audit Committee met four times during the fiscal year ended June 30, 2009. The members of the Audit Committee are Mr. Brinkman, Mr. Clinton and Mr. Loader, each of whom is independent under applicable NASDAQ and SEC rules and regulations. The duties of the Audit Committee are more thoroughly set forth in the Amended and Restated Audit Committee Charter (the “Audit Charter”), which is available on our website, www.onlinefirstfed.com, on the “Investor Relations – Corporate Governance” page. Pursuant to the terms of the Audit Charter, at least one member of the Audit Committee must be a “financial expert” under applicable SEC rules and regulations. The Board has determined that Mr. Clinton, the Chairman of the Audit Committee, is a financial expert.

Nominating Committee. Our Nominating Committee is responsible for recommending to the Board a slate of candidates for election as directors. All of our directors, who are all independent, serve on the Nominating Committee. The Nominating Committee met once during the last fiscal year. The duties of the Nominating Committee, including its responsibilities in the director nomination process, are more thoroughly set forth in the Charter of the Nominating Committee, which is available on our website, www.onlinefirstfed.com, on the “Investor Relations – Corporate Governance” page. More information on our nominations process is set forth under the heading “Nominations Process and Candidate Selection” below.

We do not have a standing compensation committee and we do not pay compensation to any of our employees, which are comprised solely of our executive officers. All of FFD’s executive officers are also executive officers of First Federal, and are compensated by First Federal for their services. We have determined that a standing compensation committee of FFD is not necessary because First Federal’s board of directors is comprised solely of the directors of FFD, each of whom is independent. As a result, our independent directors review and approve all compensation paid by First Federal to both its and FFD’s directors and executive officers.

Nominations Process and Candidate Selection

Our Nominating Committee manages our director nominations process and recommends to the Board a slate of nominees for election as directors. The Nominating Committee has not established a formal process for identifying and evaluating nominees due to its desire to approach the process according to the composition of the Board at the time. However, the process for identifying and evaluating nominees is generally as follows. In the case of incumbent directors, the Nominating Committee reviews each director’s overall performance during his term of service, including the number of meetings attended, his level of participation, the quality of his performance and his desire to continue to serve. The Nominating Committee will then either nominate the incumbent director for reelection or, if the committee feels a new director is necessary or desirable, will use its network of contacts to compile a list of potential candidates. In the case of new director candidates, the committee evaluates the candidate’s skills and experience and whether the candidate would be independent. Factors such as community involvement, marketing or sales experience, financial expertise, business experience, business development expertise and knowledge of the bank and thrift industry are all considered when evaluating potential nominees. The Nominating Committee then meets to discuss and consider the new candidate’s qualifications.

The Nominating Committee’s charter provides that it will review and evaluate candidates recommended by shareholders equally, and using the same criteria, as its own recommendations and recommendations from the Board, management or other sources. Other than as set forth in its charter, the Nominating Committee does not have any other policies regarding the consideration of candidates recommended by shareholders. The lack of policies regarding shareholder recommendations is primarily due to our historical lack of such recommendations and the need to evaluate any such recommendations on a case-by-case basis.

A shareholder who wishes to make a recommendation for a director candidate should contact the Board in the manner described in this Proxy Statement under the heading “Shareholder Communications with Directors.” Any shareholder wishing to make a formal nomination for a director candidate must follow the procedures set forth in Section 2.03 of our Code of Regulations. This section provides that nominees for election as director may be proposed only by a shareholder entitled to vote for directors who submits a written nomination to our Secretary by the later of the July 31st immediately preceding the annual meeting of shareholders or the 60th day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of our common shares owned either beneficially or of record by the nominee and the length of time such shares have been so owned.

Processes and Procedures for Determining Executive Officer and Director Compensation

Each year in conjunction with First Federal’s annual budgeting process, management and First Federal’s board review bank and thrift industry compensation survey information, as well as First Federal’s current compensation structure. Based upon this review, First Federal’s overall compensation budget is established and is approved by its board of directors.

In light of this budget, Mr. Troyer, First Federal’s President and Chief Executive Officer, recommends salary levels for First Federal’s other executives based upon their performance reviews and available salary information for comparably sized financial institutions. First Federal’s board of directors then reviews Mr. Troyer’s recommendations and approves annual salaries for its executive officers. First Federal’s board of directors directly conducts Mr. Troyer’s performance review and establishes his salary based on his performance, available compensation information and the overall compensation budget.

In addition to their base salary, our executive officers receive matching 401(k) contributions from First Federal and, when shares are available, may receive allocations under the ESOP, both of which are discussed under the heading “Retirement Benefits” below. Participation in these plans is not limited to just officers, and all employees who meet the specified eligibility requirements may participate.

Additionally, depending on the results of the review by First Federal’s board of the past year’s performance, our executives may receive an annual bonus; however, the amount and payment of any such bonus is purely in the discretion of First Federal’s board of directors. Our officers also receive a very limited amount of perquisites, such as insurance benefits and club memberships, which are considered when determining salary levels and overall compensation.

The directors of First Federal and FFD are the same persons, all of whom are independent. As a result, FFD’s independent directors review and approve the compensation of our executive officers in accordance with NASDAQ rules.

Both FFD’s and First Federal’s director fees are set by the Board of FFD, based on a review of director fees at comparably-sized financial institutions.

Director Compensation

The following table sets forth all compensation paid to our directors by both FFD and First Federal during fiscal 2009. FFD and First Federal only pay cash director fees and do not pay or provide any other type of director compensation.

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Richard A. Brinkman, Jr.	$17,000(1)	–	–	–	–	–	$17,000(1)
Stephen G. Clinton	$17,000(1)	–	–	–	–	–	$17,000(1)
Leonard L. Gundy	$16,200	–	–	–	–	–	$16,200
David W. Kaufman	$16,200	–	–	–	–	–	$16,200
Enos L. Loader	$45,467(2)	–	–	–	–	–	$45,467(2)
Robert D. Sensel	$16,200	–	–	–	–	–	$16,200

(1)

Includes committee fees from FFD of $800.

(2)

Includes committee fees from FFD and First Federal of $800 and $5,800, respectively, and a $22,667 annual retainer fee from First Federal for service as Chairman. The annual retainer was changed from $22,000 to $23,000 in October 2008. The annual retainer is paid monthly and the amount paid in fiscal 2009 reflects an increase in the monthly amount after the beginning of the fiscal year.

Each director receives a monthly retainer of $300 from FFD and $1,000 from First Federal. In addition, the directors of FFD and First Federal receive a fee of $200 for each special meeting of the board, and members of FFD’s Audit Committee and the First Federal’s Senior Loan Committee receive $200 per committee meeting. Other committees are paid $25 per meeting, with the exception of the Nominating Committee, which receives no per meeting fee. Mr. Loader receives $23,000 annually for his service as Chairman of First Federal’s board of directors, which is paid in monthly installments.

Directors Emeritus

Upon a director’s retirement, such person may be appointed as a Director Emeritus of FFD and First Federal. Directors Emeritus serve for one-year terms and are appointed by the boards of FFD and First Federal annually. Directors Emeritus may attend and participate in meetings of FFD’s and First Federal’s boards of directors, but do not have voting privileges. Directors Emeritus receive retainers of $150 per month from FFD and $350 per month from First Federal. In addition, Directors Emeritus receive payments for attending committee meetings if they are invited to do so. Currently, only J. Richard Gray serves as a Director Emeritus. During the year ended June 30, 2009, Mr. Gray received $11,000 in retainers and meeting fees from FFD and First Federal for his service as a Director Emeritus.

Shareholder Communications with Directors

A shareholder may communicate with the Board by mailing a written communication addressed to the full Board, or to an individual director or group of directors, at our address at 321 North Wooster Avenue, Dover, Ohio 44622. All such communications will be forwarded unopened: (i) to the specified director; (ii) to an independent director if addressed to the full Board; or (iii) if addressed to a group of directors, to a member of such group.

Director Attendance at the Annual Meeting

We expect all directors and nominees for election as a director to attend each annual meeting of shareholders. Any director or nominee who cannot attend an annual meeting is expected to notify us of his inability to attend as far in advance of the annual meeting as possible. All of our directors attended our 2008 annual meeting of shareholders.

EXECUTIVE OFFICERS

The following information describes the business experience of FFD’s and First Federal’s executive officers:

Trent B. Troyer, age 46, has served as the President and Chief Executive Officer of FFD and First Federal since October 2000. Mr. Troyer serves on the board of the Ohio Bankers League and is Chairman of Ohio Bank PAC.

Scott C. Finnell, age 40, has served as Executive Vice President of FFD and First Federal since November 2000.

Robert R. Gerber, age 60, has served as Senior Vice President of FFD and First Federal since 2007, and served as Vice President from 2000 until 2007. Mr. Gerber is also the Treasurer and Chief Financial Officer of both FFD and First Federal, positions he has held since October 2000.

Sally K. O’Donnell, age 54, has served as the Secretary of both FFD and First Federal since October 2004 and as Senior Vice President of Retail Lending of First Federal since 2003.

Executive Compensation

The following table includes compensation paid to Mr. Troyer, the President and Chief Executive Officer of FFD and First Federal, and Mr. Finnell, Executive Vice President of FFD and First Federal. No other executive officer of either FFD or First Federal received total compensation in excess of $100,000 during the fiscal year ended June 30, 2009. The amounts shown in the table below reflect compensation paid by First Federal for all services rendered. FFD currently does not pay any compensation to its executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
Trent B. Troyer President and Chief Executive Officer of FFD and First Federal	2009 2008	$138,500 $130,000	$25,200 $35,000	– –	– –	– –	– –	$13,352 (2) $13,051 (2)	$177,052 $178,501
Scott C. Finnell Executive Vice President of FFD and First Federal	2009 2008	$99,300 $94,300	$20,000 $27,500	– –	– –	– –	– –	$ 6,534 (3) $ 6,096 (3)	$125,834 $127,896

(1)

Does not include amounts attributable to benefits received by Messrs. Troyer and Finnell, such as health insurance coverage, which are available to all of First Federal’s employees equally.

(2)

Consists of matching 401(k) contributions to Mr. Troyer’s account of $6,537 in 2009 and $6,585 in 2008, country club dues of $6,584 in 2009 and $6,045 in 2008 and annual premiums for term life insurance of $421 in both 2009 and 2008.

(3)

Consists of matching 401(k) contributions to Mr. Finnell’s account of $4,764 in 2009 and $4,865 in 2008, country club dues of $1,349 in 2009 and $810 in 2008 and annual premiums for term life insurance of $421 in both 2009 and 2008.

Stock Option Information

We did not grant any stock options during the 2009 fiscal year. The following table contains information regarding unexercised options held by Messrs. Troyer and Finnell at June 30, 2009. All currently outstanding options are fully vested and exercisable. We do not grant, and do not have outstanding, any restricted stock units or other equity-based awards.

Outstanding Equity Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options/ Exercisable	Number of Securities Underlying Unexercised Options/ Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Trent B. Troyer	800 1,000 1,000	– – –	– – –	$12.00 $12.48 $14.88	01/11/2012 12/17/2012 01/13/2014
Scott C. Finnell	900 600 500	– – –	– – –	$8.375 $12.48 $14.88	11/08/2010 12/17/2012 01/13/2014

Change of Control Agreements

First Federal has entered into change of control agreements with Mr. Troyer and Mr. Finnell. The change of control agreements provide that if Mr. Troyer or Mr. Finnell, as applicable, is terminated by First Federal without “just cause” (as defined in the agreement), or terminates his employment for specified reasons set forth in the agreement, at any time during the six months preceding or one year following a change of control (as defined in the agreement), we will make certain specified payments. Those payments are (i) the premiums required to maintain coverage for him and his dependents in all programs subject to the benefit provisions of COBRA until the earlier of the date replacement coverage is obtained or the one year anniversary of the termination and (ii) in the case of Mr. Troyer, an amount equal to two times his then current annual base salary and, in the case of Mr. Finnell, an amount equal to one time his then current annual base salary. Had their employment been terminated in connection with a change in control as of June 30, 2009, (i) Mr. Troyer would have received a payment of $277,000 and health insurance coverage for himself and his dependents for a maximum of one year at an annual cost to First Federal of $9,877, and (ii) Mr. Finnell would have received a payment of $99,300 and health insurance coverage for himself and his dependents for a maximum of one year at an annual cost to First Federal of $9,877.

If the sum of these payments and any other payments or benefits constitutes “excess parachute payments” under the Internal Revenue Code, then the amounts due under the change of control agreement will be reduced to the maximum amount that would not be an “excess parachute payment.”

Retirement Benefits

First Federal provides the following retirement benefits for the benefit of all employees who are age 21 or older and who have completed at least one year of service.

401(k) Plan. The 401(k) plan is a participatory plan allowing employees to defer a portion of their wages into retirement savings. We make a contribution on behalf of each eligible employee into the 401(k) plan equal to 3% of the employee’s annual wages. If the employee chooses to defer wages into the plan, we may also match up to 3% of the employee’s deferral.

Employee Stock Ownership Plan. The ESOP provides an ownership interest in FFD to all eligible full-time employees of First Federal. ESOP shares are allocated among participants on the basis of compensation. Except for participants who retire, become disabled or die during a plan year, all other participants must have completed at least 1,000 hours of service in order to receive an allocation. Benefits become fully vested after five years of service. In 2009, we did not allocate any ESOP shares to the accounts of participants because all shares held in the ESOP have previously been allocated.

RELATED PERSON TRANSACTIONS

First Federal makes loans to executive officers and directors of FFD and First Federal and their related business interests in the ordinary course of business. All amounts owed by directors or executive officers, or their related business interests, in excess of $120,000 during the last fiscal year were pursuant to loans that were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons not related to FFD and First Federal, did not involve more than the normal risk of collectibility or present other unfavorable features and that are current in their payments.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, our directors and executive officers and persons holding more than 10% of our common shares are required to report their ownership of common shares and any changes in such ownership to both the SEC and us. With the exception of one late Form 4 filed by Mr. Loader reporting his exercise of 2,445 options on December 23, 2008, to our knowledge and based solely upon a review of such reports and written representations that no other reports were required during the fiscal year ended June 30, 2009, none of our directors, officers or 10% holders failed to timely file any such reports.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

On July 17, 2007, our Audit Committee dismissed Grant Thornton LLP as our independent registered public accounting firm. The Audit Committee dismissed Grant Thornton in connection with the transition by Grant Thornton of the financial institutions practice in its Cincinnati, Ohio office to another accounting firm.

Grant Thornton’s report on our financial statements for our fiscal years ended June 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and neither of those reports was qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years and the subsequent interim periods preceding Grant Thornton’s dismissal, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, nor were there any reportable events (as described in paragraph (a)(1)(v) of SEC Regulation S-K).

On July 17, 2007, the Audit Committee engaged Crowe Horwath LLP as our independent registered public accounting firm. During our fiscal years ended June 30, 2006 and 2005, and during the subsequent interim periods preceding Crowe Horwath’s engagement, we had not consulted with Crowe Horwath regarding: (a) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, and neither was written or oral advice provided to us that Crowe Horwath concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of SEC Regulation S-K and the related instructions to that item) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of SEC Regulation S-K).

Selection of Independent Registered Public Accounting Firm for 2009

The Audit Committee has selected Crowe Horwath as our independent registered public accounting firm for the current fiscal year. The Audit Committee and management expect that a representative of Crowe Horwath will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following tables set forth the fees we paid to Crowe Horwath for the audit of our annual financial statements for the years ended June 30, 2009 and 2008 and fees billed for other services rendered by them to us during the periods.

Fees of Independent Registered Public Accounting Firm
Type of Fees	Year Ended June 30, 2009	Year Ended June 30, 2008
Audit fees (1)	$69,250	$56,915
Audit related fees (2)	--	575
Tax fees (3)	9,000	11,250
All other fees (4)	6,500	8,500
Total fees	$84,750	$77,240

(1)

These are fees for professional services performed for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, such as consultations regarding the impact of accounting pronouncements and the implementation of internal control procedures.

(3)

These are fees for professional services performed with respect to tax compliance, tax advice and tax planning, such as the preparation of federal, state and local tax returns.

(4)

These are fees for any other work that is not included in any of the above categories.

The Audit Committee pre-approves all services to be performed by our independent registered public accounting firm, and during the year ended June 30, 2009, all services provided to us by Crowe Horwath were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing FFD’s accounting functions and controls, as well as selecting an accounting firm to audit FFD’s financial statements. The Board has adopted the Audit Charter to set forth the Audit Committee’s responsibilities.

As required by the Audit Charter, the Audit Committee reviewed and discussed the audited financial statements with FFD’s management. The Audit Committee also received and reviewed the report of Crowe Horwath regarding the results of their audit, as well as the written disclosures and the letter from Crowe Horwath required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3600T. A representative of Crowe Horwath also discussed with the Audit Committee Crowe Horwath’s independence from FFD, as well as the matters required to be discussed by Statement of Auditing Standards 61, as amended, as adopted by the PCAOB in Rule 3200T.

Discussions between the Audit Committee and the representative of Crowe Horwath included the following:

•	Crowe Horwath’s responsibilities in accordance with generally accepted auditing standards;
•	The initial selection of, and whether there were any changes in, significant accounting policies or their application;
•	Management’s judgments and accounting estimates;
•	Whether there were any significant audit adjustments;
•	Whether there were any disagreements with management;
•	Whether there was any consultation with other accountants;
•	Whether there were any major issues discussed with management prior to Crowe Horwath’s retention;
•	Whether Crowe Horwath encountered any difficulties in performing the audit;
•	Crowe Horwath’s judgments about the quality of FFD’s accounting principles; and
•	Crowe Horwath’s responsibilities for information prepared by management that is included in documents containing audited financial statements.

Based on its review of the financial statements and its discussions with management and Crowe Horwath’s representative, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee has recommended to the Board that the audited financial statements be included in FFD’s Annual Report on Form 10-K for the year ended June 30, 2009, to be filed with the SEC.

Stephen G. Clinton, Chairman

Richard A. Brinkman, Jr.

Enos L. Loader

SHAREHOLDER PROPOSALS

Shareholders desiring to submit proposals to be considered for inclusion in our proxy statement and form of proxy for the 2010 annual meeting of shareholders must provide their proposals by May 25, 2010. If a shareholder intends to present a proposal and the proposal was not included in the proxy materials for the meeting, if we do not receive the proposal before August 8, 2010, then the proxies designated by the Board for the 2010 annual meeting will be entitled to vote on such proposal in their discretion, despite the exclusion of any discussion of the matter in the proxy materials.

DELIVERY OF ANNUAL MEETING MATERIALS

TO SHAREHOLDERS AT THE SAME ADDRESS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements) to households. This method of delivery, often referred to as “householding,” would generally permit us to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if we believe the shareholders share the same address, so long as the shareholder(s) have not opted out of the householding process after receiving appropriate notice that we have instituted householding. Each shareholder would continue to receive a separate notice of any meeting of shareholders and a separate proxy card. We have not instituted householding, but we may do so in the future. If we choose to do so, we will notify registered shareholders who will be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which our common shares are beneficially owned, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our 2009 Annual Report to Shareholders or if you wish to revoke householding and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS

The Board knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting. Our 2009 Annual Report to Shareholders, including financial statements, is enclosed with this Proxy Statement. Any shareholder who has not received a copy of the 2009 Annual Report may obtain a copy, free of charge, by writing to us. The 2009 Annual Report is not part of the proxy solicitation materials and is not incorporated herein by reference.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

/s/ Trent B. Troyer

Dover, Ohio	Trent B. Troyer
September 21, 2009	President and Chief Executive Officer

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FFD FINANCIAL CORPORATION

FFD FINANCIAL CORPORATION 2009 ANNUAL MEETING OF SHAREHOLDERS

October 20, 2009

The undersigned shareholder of FFD Financial Corporation (“FFD”) hereby constitutes and appoints Robert D. Sensel and Enos L. Loader, or either one of them, as the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the 2009 Annual Meeting of Shareholders of FFD to be held on October 20, 2009, at the Toland-Herzig Monarch Center, 831 Boulevard, Dover, Ohio 44622, at 1:00 p.m., local time (the “Annual Meeting”), all of the shares of FFD which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.

The election of the three directors listed below to serve for two-year terms expiring in 2011 (except as marked to the contrary below):

Richard A. Brinkman	Stephen G. Clinton	Leonard L. Gundy

☒ FOR	☒ WITHHOLD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

2.

In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

IMPORTANT: Please sign and date this Proxy where indicated.

Your Board of Directors recommends that you vote “FOR” the director nominees listed above.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR the nominees listed.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2009 Annual Meeting of Shareholders of FFD, the accompanying Proxy Statement and FFD’s 2009 Annual Report to Shareholders is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Print or Type Name	Print or Type Name

Dated:	Dated:

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.